Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-169450 of Molycorp, Inc. of our report dated March 9, 2011 except for Note 13 which is as of May 24, 2011 relating to the consolidated financial statements which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP
Denver, Colorado
August 5, 2011